Exhibit 99.1
NEWS RELEASE

As previously announced, TDS will hold a teleconference on November 6, 2026, at 9:00 a.m. CT. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
TDS reports third quarter 2026 results

TDS Board authorizes incremental $250 million share repurchase plan
TDS Telecom updates guidance for 2026

CHICAGO (November 6, 2026) — Telephone and Data Systems, Inc. (NYSE: TDS) reported third quarter 2026 operating results.
“We continue to make progress as our teams execute our strategic objectives,” said Walter Carlson, TDS President and CEO. “During the quarter, TDS Telecom expanded its marketable fiber service footprint by approximately 76,000 addresses and grew fiber net adds by approximately 17,000. Array increased the number of colocations sequentially, highlighting the value of our assets, and continues to improve profitability. Additionally, I'm pleased to report that following TDS' withdrawal of the offer to acquire the minority interest in Array, TDS was in the market, and has repurchased nearly 15 million shares in 2026, returning over $520 million to shareholders.”
Highlights*

TDS
•Returning value to shareholders
◦Repurchased approximately 6 million TDS shares in the quarter at an average price per share of $36.65
◦Continued to be in the market following the end of the quarter, virtually exhausting the existing authorization
•TDS Board approved incremental $250 million share repurchase authorization
◦Provides future flexibility for the organization
TDS Telecom
•Executing on fiber broadband strategy
◦Delivered approximately 76,000 marketable fiber service addresses
◦Grew fiber connections with approximately 17,000 residential fiber net additions
•Service revenue down 3%
◦Residential fiber revenue growth of 14% more than offset by impacts of divestitures and continued legacy declines
•Updated 2026 Financial Guidance
◦Revenues of $990 million to $1,010 million
◦Adjusted OIBDA of $280 million to $300 million
◦Adjusted EBITDA of $290 million to $310 million
◦Capital expenditures of approximately $750 million
Array
•Optimizing tower operations
◦Site rental revenues grew 14% year over year
◦Delivered consecutive quarter over quarter colocation growth
•Continuing to close pending sales of wireless spectrum
◦Received regulatory approval for remaining pending transactions in October, closings remain subject to FCC finality and other customary closing conditions
•Reaffirming 2026 financial guidance
* Comparisons are 3Q’25 to 3Q’26 unless otherwise noted.

TDS reported total operating revenues from continuing operations of $306.7 million for the third quarter of 2026, versus $308.5 million for the same period one year ago. Net income attributable to TDS common shareholders and diluted earnings per share from continuing operations were $29.6 million and $0.26, respectively, for the third quarter of 2026 compared to $40.2 million and $0.33, respectively, in the same period one year ago.
Recent Development
On May 7, 2026, TDS delivered to the Array Board of Directors a letter setting forth a non-binding proposal to acquire all of the outstanding Array Common Shares that are not owned by TDS (the “Array Proposal”). On September 1, 2026, TDS announced that it is no longer pursuing the Array Proposal. For additional information, see TDS' Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 2, 2026.

2026 Estimated Results
TDS’ current estimates of full-year 2026 results for TDS Telecom and Array are shown below. Such estimates represent management’s view as of November 6, 2026 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

TDS Telecom	Previous	Current
(Dollars in millions)
Total operating revenues	$1,000-$1,025	$990-$1,010
Adjusted OIBDA[1] (Non-GAAP)	$300-$320	$280-$300
Adjusted EBITDA[1] (Non-GAAP)	$310-$330	$290-$310
Capital expenditures	$625-$675	Approx. $750

Array	Previous	Current
(Dollars in millions)
Total operating revenues	$205-$215	Unchanged
Adjusted OIBDA[1] (Non-GAAP)	$60-$75	Unchanged
Adjusted EBITDA[1] (Non-GAAP)	$220-$235	Unchanged
Capital expenditures	$25-$35	Unchanged

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income (loss) before income taxes. In providing 2026 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2026 Estimated Results
	TDS Telecom	Array
(Dollars in millions)
Net income from continuing operations (GAAP)	N/A	N/A
Add back:
Income tax expense	N/A	N/A
Income (loss) before income taxes (GAAP)	($40)-($20)	$775-$790
Add back:
Interest expense	—	45
Depreciation, amortization and accretion expense	330	50
EBITDA (Non-GAAP)[1]	$290-$310	$870-$885
Add back or deduct:
(Gain) loss on license sales and exchanges, net	—	(585)
Short-term imputed spectrum lease income	—	(65)
Adjusted EBITDA (Non-GAAP)[1]	$290-$310	$220-$235
Deduct:
Equity in earnings of unconsolidated entities	—	145
Interest and dividend income	5	15
Other, net	5	—
Adjusted OIBDA (Non-GAAP)[1]	$280-$300	$60-$75

	Actual Results
	Nine Months Ended September 30, 2026		Year Ended December 31, 2025
	TDS Telecom	Array	TDS Telecom	Array
(Dollars in millions)
Net income (loss) from continuing operations (GAAP)	$(16)	$587	$28	$172
Add back:
Income tax expense (benefit)	(7)	138	10	(31)
Income (loss) before income taxes (GAAP)	$(23)	$726	$38	$141
Add back:
Interest expense	—	29	(7)	28
Depreciation, amortization and accretion expense	222	40	300	48
EBITDA (Non-GAAP)[1]	$199	$795	$331	$218
Add back or deduct:
Expenses related to strategic alternatives review	4	14	6	2
(Gain) loss on impairment of intangible assets	—	—	1	48
(Gain) loss on asset disposals, net	7	6	15	2
(Gain) loss on sale of business and other exit costs, net	1	—	(23)	—
(Gain) loss on license sales and exchanges, net	(2)	(566)	—	(6)
Short-term imputed spectrum lease income	—	(66)	—	(69)
Adjusted EBITDA (Non-GAAP)[1]	$210	$182	$330	$194
Deduct:
Equity in earnings of unconsolidated entities	—	116	—	174
Interest and dividend income	4	15	6	19
Other, net	3	—	5	—
Adjusted OIBDA (Non-GAAP)[1]	$203	$51	$319	$1

Numbers may not foot due to rounding.

1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income from continuing operations adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, expenses related to the strategic alternatives review, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses, expenses related to the strategic alternatives review and short-term imputed spectrum lease income, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities.

Conference Call Information
TDS will hold a conference call on November 6, 2026 at 9:00 a.m. CT.
▪Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://events.q4inc.com/attendee/505221542

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS) provides broadband, video, voice and wireless services through its TDS Telecom business. Array leases tower space to tenants and provides ancillary services, holds noncontrolling interests in primarily wireless operating companies and holds certain wireless spectrum licenses. Founded in 1969, TDS is headquartered in Chicago.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
John Toomey, Treasurer and Vice President - Corporate Relations
john.toomey@tdsinc.com

Karen Samples, Corporate Finance and Investor Relations Senior Manager
karen.samples@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release about Telephone and Data Systems, Inc., including its subsidiaries Array and TDS Telecom, except historical and factual information, represents forward-looking statements. This includes all statements about TDS' plans, beliefs, estimates and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the manner in which Array's remaining business is conducted; strategic decisions regarding the tower business; whether the additional spectrum license sales to T-Mobile are consummated; whether Array can monetize its remaining spectrum assets; intense competition, including fixed wireless and satellite; economic and business risks associated with fixed rate annual escalators on colocation revenue contracts; Array's reliance on a small number of tenants for a substantial portion of its revenue; the ability to attract people of outstanding talent throughout all levels of the organization; TDS' lack of scale relative to larger competitors; TDS' inability to protect rights to the land under its towers; changes in demand, consumer preferences and perceptions, price competition, or cost; advances or changes in technology; impacts of costs, integration issues or other factors associated with acquisitions, divestitures or exchanges of properties and/or expansion of TDS’ businesses; the ability of TDS to successfully construct and manage its networks; difficulties involving third parties with which TDS does business; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and Array indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments, including significant investments in wireless operating entities that Array does not control; the state and federal regulatory environment, including changes in regulatory support received and the ability to pass through certain regulatory fees to customers; pending and future litigation; cyber-attacks or other breaches of network or information technology security; control by the TDS Voting Trust; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and extreme weather events. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K as updated by any TDS Form 10-Q filed subsequent to such Form 10-K.

For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
TDS Telecom: www.tdstelecom.com
Array: investors.arrayinc.com

TDS Telecom
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Residential connections
Broadband
Incumbent Fiber	144,100	134,300	130,200	127,300	123,500
Incumbent Copper	71,100	77,700	84,200	91,200	102,000
Expansion Fiber	191,200	179,600	168,500	160,600	150,700
Cable	173,200	176,100	179,100	182,800	186,100
Total Broadband	579,600	567,700	561,900	561,900	562,400
Video	104,000	105,600	107,200	111,500	114,300
Voice	204,100	209,300	216,900	228,900	242,200
Wireless	10,500	8,100	5,300	3,300	2,200
Total Residential connections	898,200	890,700	891,400	905,600	921,100
Commercial connections	162,600	163,600	166,500	173,900	180,300
Total connections[1]	1,060,800	1,054,200	1,058,000	1,079,500	1,101,300

Total residential fiber net adds	16,700	15,100	10,900	15,100	11,200
Total residential broadband net adds	7,200	5,700	100	4,500	4,600

Residential fiber churn[2]	1.3%	1.2%	1.3%	1.2%	1.5%
Total residential broadband churn	1.7%	1.7%	1.8%	1.6%	1.7%

Residential revenue per connection[3]	$66.88	$66.50	$66.41	$65.95	$65.66

Capital expenditures (thousands)	$251,463	$179,197	$125,963	$154,904	$102,429
Numbers may not foot due to rounding.
1Divestiture in December 2025 resulted in a decrease of 12,500 connections, including 5,100 residential broadband connections. Acquisition in September 2026 resulted in an increase of 7,800 connections, including 4,700 residential broadband connections.
2Residential fiber churn represents the percentage of incumbent and expansion fiber connections that disconnected service each month. These rates represent the average monthly churn rate for each respective period.
3Total residential revenue per connection is calculated by dividing total residential revenue by the average number of residential connections and by the number of months in the period.

Array Digital Infrastructure, Inc.
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Capital expenditures from continuing operations (thousands)	$3,915	$3,895	$8,645	$12,933	$7,927
Owned towers	4,455	4,456	4,452	4,450	4,449
Number of colocations[1]	4,372	4,362	4,290	4,572	4,517
Tower tenancy rate[2]	0.98	0.98	0.96	1.03	1.02
1Represents instances where a third-party leases space on a company-owned tower. Includes T-Mobile MLA committed site minimum of 2,015. Excludes Interim Sites whereby T-Mobile is leasing up to 1,800 sites for a period of up to 30 months subject to the terms and conditions of the MLA. As of March 31, 2026, the Number of colocations and the Tower tenancy rate exclude DISH Wireless.
2Calculated as total number of colocations divided by total number of towers. Includes T-Mobile MLA committed site minimum of 2,015. Excludes Interim Sites whereby T-Mobile is leasing up to 1,800 sites for a period of up to 30 months subject to the terms and conditions of the MLA. As of March 31, 2026, the Number of colocations and the Tower tenancy rate exclude DISH Wireless. Normalized to exclude DISH, tenancy ratios would have been 0.95 and 0.94 for December 31, 2025 and September 30, 2025, respectively.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	2026 vs. 2025	2026	2025	2026 vs. 2025
(Dollars and shares in thousands, except per share amounts)
Operating revenues
TDS Telecom	$247,265	$255,111	(3)%	$745,243	$777,403	(4)%
Array	53,870	47,119	14%	159,952	102,632	56%
All Other[1]	5,559	6,291	(12)%	20,230	17,460	16%
Total operating revenues	306,694	308,521	(1)%	925,425	897,495	3%
Operating expenses
TDS Telecom	264,736	263,403	1%	774,723	771,865	—
Array	56,196	100,432	(44)%	(397,770)	203,761	N/M
All Other[1]	15,775	12,660	25%	61,456	36,084	70%
Total operating expenses	336,707	376,495	(11)%	438,409	1,011,710	(57)%
Operating income (loss)
TDS Telecom	(17,471)	(8,292)	N/M	(29,480)	5,538	N/M
Array	(2,326)	(53,313)	96%	557,722	(101,129)	N/M
All Other[1]	(10,216)	(6,369)	(60)%	(41,226)	(18,624)	N/M
Total operating income (loss)	(30,013)	(67,974)	56%	487,016	(114,215)	N/M
Other income (expense)
Equity in earnings of unconsolidated entities	41,414	69,838	(41)%	120,442	149,309	(19)%
Interest and dividend income	22,001	15,663	40%	55,418	28,044	98%
Interest expense	(11,575)	(47,278)	76%	(28,284)	(100,352)	72%
Short-term imputed spectrum lease income	7,669	30,413	(75)%	65,639	30,413	N/M
Other, net	4,523	5,347	(15)%	15,320	10,464	46%
Total other income	64,032	73,983	(13)%	228,535	117,878	94%

Income before income taxes	34,019	6,009	N/M	715,551	3,663	N/M
Income tax expense (benefit)	(25,869)	(72,772)	64%	134,950	(85,119)	N/M
Net income from continuing operations	59,888	78,781	(24)%	580,601	88,782	N/M
Less: Net income from continuing operations attributable to noncontrolling interests, net of tax	12,999	21,236	(39)%	109,142	25,903	N/M
Net income from continuing operations attributable to TDS shareholders	46,889	57,545	(19)%	471,459	62,879	N/M

Net income (loss) from discontinued operations	(1,173)	(151,899)	99%	21,510	(132,150)	N/M
Less: Net income (loss) from discontinued operations attributable to noncontrolling interests, net of tax	(144)	(12,604)	99%	4,148	(6,563)	N/M
Net income (loss) from discontinued operations attributable to TDS shareholders	(1,029)	(139,295)	99%	17,362	(125,587)	N/M

Net income (loss)	58,715	(73,118)	N/M	602,111	(43,368)	N/M
Less: Net income attributable to noncontrolling interests, net of tax	12,855	8,632	49%	113,290	19,340	N/M
Net income (loss) attributable to TDS shareholders	45,860	(81,750)	N/M	488,821	(62,708)	N/M
TDS Preferred Share dividends	17,306	17,306	—	51,919	51,919	—
Net income (loss) attributable to TDS common shareholders	$28,554	$(99,056)	N/M	$436,902	$(114,627)	N/M

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	2026 vs. 2025	2026	2025	2026 vs. 2025
(Dollars and shares in thousands, except per share amounts)
Basic weighted average shares outstanding	114,374	116,126	(2)%	114,254	115,318	(1)%

Basic earnings per share from continuing operations attributable to TDS common shareholders	$0.26	$0.35	(25)%	$3.67	$0.10	N/M
Basic earnings (loss) per share from discontinued operations attributable to TDS common shareholders	$(0.01)	$(1.20)	99%	$0.15	$(1.09)	N/M
Basic earnings (loss) per share attributable to TDS common shareholders	$0.25	$(0.85)	N/M	$3.82	$(0.99)	N/M

Diluted weighted average shares outstanding	115,000	118,844	(3)%	115,965	118,786	(2)%

Diluted earnings per share from continuing operations attributable to TDS common shareholders	$0.26	$0.33	(23)%	$3.62	$0.07	N/M
Diluted earnings (loss) per share from discontinued operations attributable to TDS common shareholders	$(0.01)	$(1.17)	99%	$0.15	$(1.06)	N/M
Diluted earnings (loss) per share attributable to TDS common shareholders	$0.25	$(0.84)	N/M	$3.77	$(0.99)	N/M
N/M - Percentage change not meaningful.
1Consists of corporate and other operations and intercompany eliminations.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Nine Months Ended September 30,
	2026	2025
(Dollars in thousands)
Cash flows from operating activities
Net income (loss)	$602,111	$(43,368)
Net income (loss) from discontinued operations	21,510	(132,150)
Net income from continuing operations	580,601	88,782
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	264,889	262,095
Bad debts expense	6,026	5,951
Stock-based compensation expense	12,538	22,336
Deferred income taxes, net	(121,706)	(80,486)
Equity in earnings of unconsolidated entities	(120,442)	(149,309)
Distributions from unconsolidated entities	89,584	149,732
Loss on impairment of licenses	—	47,679
(Gain) loss on asset disposals, net	13,077	8,524
(Gain) loss on sale of business and other exit costs, net	1,046	(6,032)
(Gain) loss on license sales and exchanges, net	(553,140)	(6,123)
Other operating activities	463	19,451
Changes in assets and liabilities from operations
Accounts receivable	(1,558)	(8,023)
Inventory	875	14
Accounts payable	6,788	29,225
Customer deposits and deferred revenues	(64,671)	(31,105)
Accrued taxes	(5,834)	(22,974)
Accrued interest	259	(3,741)
Other assets and liabilities	(64,069)	(101,156)
Net cash provided by operating activities - continuing operations	44,726	224,840
Net cash provided by (used in) operating activities - discontinued operations	(29,554)	345,473
Net cash provided by operating activities	15,172	570,313

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(515,583)	(262,059)
Cash paid for acquisitions and licenses	(25,092)	(4,175)
Cash received from divestitures	2,188,235	29,389
Other investing activities	2,749	3,168
Net cash provided by (used in) investing activities - continuing operations	1,650,309	(233,677)
Net cash provided by investing activities - discontinued operations	—	2,462,399
Net cash provided by investing activities	1,650,309	2,228,722

Cash flows from financing activities
Issuance of long-term debt	1,300	325,000
Repayment of long-term debt	(153,104)	(1,961,844)
Tax withholdings, net of cash receipts, for TDS stock-based compensation awards	(32,724)	(1,234)
Tax withholdings, net of cash receipts, for Array stock-based compensation awards	(2,068)	(63,506)
Repurchase of TDS Common Shares	(205,057)	(40,697)
Repurchase of Array Common Shares	—	(21,360)
Dividends paid to TDS shareholders	(65,610)	(65,801)
Array dividends paid to noncontrolling public shareholders	(332,480)	(358,579)
Payment of debt issuance costs	—	(6,459)
Distributions to noncontrolling interests	(3,964)	(21,131)
Cash paid for software license agreements	(1,943)	(1,436)
Payments to acquire additional interest in subsidiaries	(593)	—
Other financing activities	212	(7,481)
Net cash used in financing activities - continuing operations	(796,031)	(2,224,528)
Net cash used in financing activities - discontinued operations	—	(20,537)
Net cash used in financing activities	$(796,031)	$(2,245,065)

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Nine Months Ended September 30,
	2026	2025
(Dollars in thousands)
Net increase in cash, cash equivalents and restricted cash	$869,450	$553,970

Cash, cash equivalents and restricted cash
Beginning of period	770,150	383,222
End of period	$1,639,600	$937,192

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	September 30, 2026	December 31, 2025
(Dollars in thousands)
Current assets
Cash and cash equivalents	$1,635,402	$765,952
Accounts receivable, net	101,433	109,981
Inventory, net	3,187	4,062
Prepaid expenses	35,232	28,206
Income taxes receivable	5,012	1,292
Other current assets	12,967	13,976
Total current assets	1,793,233	923,469

Non-current assets held for sale	57,836	1,598,131

Licenses	1,585,374	1,642,972

Goodwill	6,403	—

Other intangible assets, net	110,231	131,673

Investments in unconsolidated entities	493,930	461,922

Property, plant and equipment, net	3,346,706	2,965,455

Operating lease right-of-use assets	497,077	515,081

Other assets and deferred charges	176,512	159,600

Total assets	$8,067,302	$8,398,303

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	September 30, 2026	December 31, 2025
(Dollars in thousands, except per share amounts)
Current liabilities
Current portion of long-term debt	$9,269	$5,274
Accounts payable	196,646	115,822
Customer deposits and deferred revenues	58,803	125,140
Accrued interest	3,094	2,836
Accrued taxes	26,926	46,721
Accrued compensation	46,657	56,774
Short-term operating lease liabilities	27,404	26,180
Current liabilities of discontinued operations	24,304	20,242
Other current liabilities	54,211	41,322
Total current liabilities	447,314	440,311

Deferred liabilities and credits
Deferred income tax liability, net	615,486	743,633
Long-term operating lease liabilities	532,555	549,617
Other deferred liabilities and credits	579,376	574,025

Long-term debt, net	668,736	823,364

Total equity	5,223,835	5,267,353

Total liabilities and equity	$8,067,302	$8,398,303

Balance Sheet Highlights
(Unaudited)

	September 30, 2026
	TDS		TDS Corporate	Intercompany	TDS
	Telecom	Array	& Other	Eliminations	Consolidated
(Dollars in thousands)
Cash and cash equivalents	$66,276	$233,568	$1,398,955	$(63,397)	$1,635,402

Licenses, goodwill and other intangible assets	$116,787	$1,584,674	$547	$—	$1,702,008
Investment in unconsolidated entities	4,419	439,585	61,259	(11,333)	493,930
	$121,206	$2,024,259	$61,806	$(11,333)	$2,195,938

Property, plant and equipment, net	$2,947,663	$384,149	$14,894	$—	$3,346,706

Long-term debt, net:
Current portion	$167	$8,125	$977	$—	$9,269
Non-current portion	2,741	665,016	979	—	668,736
	$2,908	$673,141	$1,956	$—	$678,005

TDS Telecom Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	2026 vs. 2025	2026	2025	2026 vs. 2025
(Dollars in thousands)
Operating revenues
Residential
Incumbent	$74,948	$81,910	(8)%	$228,108	$252,168	(10)%
Expansion	48,310	39,610	22%	137,528	110,596	24%
Cable	55,909	60,231	(7)%	169,891	186,253	(9)%
Total residential	179,167	181,751	(1)%	535,527	549,017	(2)%
Commercial	32,451	34,066	(5)%	98,022	103,317	(5)%
Wholesale	35,588	39,153	(9)%	111,522	124,534	(10)%
Total service revenues	247,206	254,970	(3)%	745,071	776,868	(4)%
Equipment revenues	59	141	(58)%	172	535	(68)%
Total operating revenues	247,265	255,111	(3)%	745,243	777,403	(4)%

Cost of operations (excluding Depreciation, amortization and accretion reported below)	103,180	102,253	1%	300,944	300,265	—
Cost of equipment and products	173	182	(5)%	402	562	(28)%
Selling, general and administrative	84,648	79,201	7%	244,747	244,905	—
Depreciation, amortization and accretion	75,985	78,901	(4)%	222,127	223,478	(1)%
(Gain) loss on asset disposals, net	1,265	22	N/M	7,057	7,890	(11)%
(Gain) loss on sale of business and other exit costs, net	(515)	2,844	N/M	1,046	(5,235)	N/M
(Gain) loss on license sales and exchanges, net	—	—	—	(1,600)	—	N/M
Total operating expenses	264,736	263,403	1%	774,723	771,865	—

Operating income (loss)	$(17,471)	$(8,292)	N/M	$(29,480)	$5,538	N/M
N/M - Percentage change not meaningful

Array Digital Infrastructure, Inc. Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	2026 vs. 2025	2026	2025	2026 vs. 2025
(Dollars in thousands)
Operating revenues
Site rental	$52,475	$45,838	14%	$156,674	$99,663	57%
Services	1,395	1,281	9%	3,278	2,969	10%
Total operating revenues	53,870	47,119	14%	159,952	102,632	56%

Operating expenses
Cost of operations (excluding Depreciation, amortization and accretion reported below)	23,349	20,976	11%	68,455	56,662	21%
Selling, general and administrative	18,200	20,525	(11)%	53,851	69,063	(22)%
Depreciation, amortization and accretion	13,405	11,868	13%	40,437	35,860	13%
Loss on impairment of licenses	—	47,679	N/M	—	47,679	N/M
(Gain) loss on asset disposals, net	1,233	707	74%	5,946	620	N/M
(Gain) loss on license sales and exchanges, net	9	(1,323)	N/M	(566,459)	(6,123)	N/M
Total operating expenses	56,196	100,432	(44)%	(397,770)	203,761	N/M

Operating income (loss)	$(2,326)	$(53,313)	96%	$557,722	$(101,129)	N/M
N/M - Percentage change not meaningful

Telephone and Data Systems, Inc.
Financial Measures
(Unaudited)
Free Cash Flow

	Nine Months Ended September 30,
TDS CONSOLIDATED	2026	2025
(Dollars in thousands)
Cash flows from operating activities - continuing operations (GAAP)	$44,726	$224,840
Cash paid for additions to property, plant and equipment	(515,583)	(262,059)
Cash paid for software license agreements	(1,943)	(1,436)
Free cash flow - continuing operations (Non-GAAP)[1]	$(472,800)	$(38,655)
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.

Telephone and Data Systems, Inc.
EBITDA, Adjusted EBITDA, Adjusted OIBDA and AFCF Reconciliations
(Unaudited)

EBITDA, Adjusted EBITDA and Adjusted OIBDA

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income and Income (loss) before income taxes.

	Three Months Ended September 30,		Nine Months Ended September 30,
TDS Telecom	2026	2025	2026	2025
(Dollars in thousands)
Net income (loss) (GAAP)	$(11,954)	$(282)	$(15,900)	$19,329
Add back:
Income tax expense (benefit)	(3,306)	(2,748)	(7,305)	561
Income (loss) before income taxes (GAAP)	(15,260)	(3,030)	(23,205)	19,890
Add back:
Interest expense	155	(1,743)	330	(4,168)
Depreciation, amortization and accretion	75,985	78,901	222,127	223,478
EBITDA (Non-GAAP)	60,880	74,128	199,252	239,200
Add back or deduct:
Expenses related to strategic alternatives review	4,229	3,497	4,316	3,497
(Gain) loss on asset disposals, net	1,265	22	7,057	7,890
(Gain) loss on sale of business and other exit costs, net	(515)	2,844	1,046	(5,235)
(Gain) loss on license sales and exchanges, net	—	—	(1,600)	—
Adjusted EBITDA (Non-GAAP)	65,859	80,491	210,071	245,352
Deduct:
Equity in earnings of unconsolidated entities	2	3	2	4
Interest and dividend income	2,126	1,824	3,734	4,918
Other, net	238	1,692	2,869	5,262
Adjusted OIBDA (Non-GAAP)	$63,493	$76,972	$203,466	$235,168

	Three Months Ended September 30,		Nine Months Ended September 30,
Array	2026	2025	2026	2025
(Dollars in thousands)
Net income from continuing operations (GAAP)	$69,978	$109,920	$587,449	$130,503
Add back:
Income tax expense (benefit)	(30,121)	(62,701)	138,147	(54,479)
Income before income taxes (GAAP)	39,857	47,219	725,596	76,024
Add back:
Interest expense	10,972	8,855	29,013	16,233
Depreciation, amortization and accretion	13,405	11,868	40,437	35,860
EBITDA (Non-GAAP)	64,234	67,942	795,046	128,117
Add back or deduct:
Expenses related to strategic alternatives review	5,934	489	13,512	2,349
Loss on impairment of licenses	—	47,679	—	47,679
(Gain) loss on asset disposals, net	1,233	707	5,946	620
(Gain) loss on license sales and exchanges, net	9	(1,323)	(566,459)	(6,123)
Short-term imputed spectrum lease income	(7,669)	(30,413)	(65,639)	(30,413)
Adjusted EBITDA (Non-GAAP)	63,741	85,081	182,406	142,229
Deduct:
Equity in earnings of unconsolidated entities	41,009	69,811	116,144	147,453
Interest and dividend income	4,442	8,909	15,095	15,267
Other, net	35	254	9	253
Adjusted OIBDA (Non-GAAP)	$18,255	$6,107	$51,158	$(20,744)

Array Adjusted Free Cash Flow (AFCF)

AFCF is a non-GAAP measure defined as Net income from continuing operations adjusted for the items set forth in the reconciliation below. AFCF is not a measure of financial performance under GAAP and should not be considered as an alternative to Net income from continuing operations or as an indicator of cash flows.

Management believes AFCF is a useful measure of Array’s cash generated from operations and its noncontrolling investment interests. The following table reconciles AFCF to the corresponding GAAP measure, Net income from continuing operations. This measure is presented following the sale of Array's wireless operations to T-Mobile on August 1, 2025, at which time the primary business operations for Array changed from providing wireless communications services to a standalone tower company.

Nine Months Ended September 30, 2026
(Dollars in thousands)
Net income from continuing operations - Array (GAAP)	$587,449
Add back or deduct:
Income tax expense	138,147
Cash paid for income taxes[1]	(274,270)
Stock-based compensation expense	879
Short-term imputed spectrum lease income	(65,639)
Amortization of deferred debt charges	991
Equity in earnings of unconsolidated entities	(116,144)
Distributions from unconsolidated entities	89,584
(Gain) loss on license sales and exchanges, net	(566,459)
(Gain) loss on asset disposals, net	5,946
Depreciation, amortization and accretion	40,437
Expenses related to strategic alternatives review	13,512
Straight line and other non-cash revenue adjustments	(14,327)
Straight line expense adjustment	3,070
Maintenance and other capital expenditures	(5,172)
Adjusted Free Cash Flow from continuing operations - Array (Non-GAAP)	$(161,996)
1Substantially all of the cash paid for income taxes are related to the sale of various wireless spectrum licenses in 2026.